EXHIBIT  10.23

                      REVISED AND RESTATED LEASE AGREEMENT

       This Revised and Restated Lease Agreement (this "Lease") is made as of the 13th day of October, 1995 by and between G. F. LUCKNOW ASSOCIATES, a Pennsylvania limited partnership, having a principal office at Harrison & Grass, 20 Erford Road, Suite 201, LeMoyne, Pennsylvania 17043 ("Landlord") and SUPER RITE FOODS, INC., a Delaware corporation, having a principal office at 3900 Industrial Road, Harrisburg, Pennsylvania 17110 ("Tenant") and provides as follows:

                                    Recitals

       Landlord and Tenant have heretofore entered into a Lease Agreement dated February 16, 1984, as amended by a First Amendment to Lease dated October 15, 1990 (as amended, the "Original Lease"). Landlord and Tenant desire to amend and restate the Original Lease in its entirety.

       Now, therefore, for and in consideration of the premises, the mutual covenants, promises and agreements hereafter set forth; Landlord and Tenant hereby agree that the Lease is amended in its entirety so that it now reads as follows:

       1.            PREMISES

                     The premises (the "Premises") shall consist of a tract of

forty-seven (47) acres, more or less, together with the buildings, improvements and fixtures (the "Improvements") located thereon and located at 3900 Industrial Road, Harrisburg, Pennsylvania 17110 and more particularly described on Exhibit A hereto.

       2.            USE

                     Tenant shall have the right to use the Premises for any

lawful use; provided, however, that the Premises shall not be used (i) for any illegal purpose or (ii) in violation of any applicable zoning laws, regulations and restrictions.

       3.            TERM

                     The term of this Lease (the "Term") shall continue on the

date hereof and shall terminate at the close of business on December 31, 2025.

       4.            RENTAL

                     Tenant shall pay to Landlord, as minimum rent for the

Premises, the following:

                     a.    During the period October 1, 1995 through December

31, 2000, the annual sum of $3,340,000.00 per year, payable in equal monthly installments of $278,333.33 per month;

                     b.    During the period January 1, 2001 through December

31, 2005, the annual sum of $4,100,000.00 per year, payable in equal monthly installments of $341,666.67 per month;

                     c.    During the period January 1, 2006 through December

31, 2010, the annual sum of $4,600,000.00 per year, payable in equal monthly installments of $383,333.33 per month;

                     d.    During the period January 1, 2011 through December

31, 2014, the annual sum of $5,250,000.00 per year, payable in equal monthly installments of $437,500.00 per month;

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                     e.    During the period January 1, 2015 through December

31, 2015, the annual sum of $4,442,500.00 per year, payable as follows:
$437,500.00 per month for the months of January through October; $67,500 for the month of November and zero for the month of December;

                     f.    During the period January 1, 2016 through December

31, 2025, the annual sum of $3,400,000.00 per year, payable in equal monthly installments of $283,333.33 per month;

                     All minimum rent shall be payable in equal monthly

installments in advance at the office of the Landlord set forth above. Minimum rent for the first and last months of the lease term shall be adjusted pro rata. Minimum rent, as well as all other items of rental set forth in Paragraph 4(a) through (i) below and Paragraph 5 shall be due and payable without deduction, set-off, or counterclaim on the date due except as set forth in Paragraph 24 hereof. All minimum rent, additional rent (which shall include all other charges payable by Tenant under this Lease) are collectively referred to as Rent.

                     The following items are additional rent required to be paid by the Tenant hereunder:

                     a.    All real estate sales and other sales and taxes and

assessments in lieu of real estate law, including operations taxes and business occupancy taxes which by the levied upon the Premises and Improvements from time to time during the term of this Lease.

                     b.    All expenses required for the operations of the

Improvements and other facilities on the Premises.

                     c.    All expenses for utility services serving the

Premises and the Improvements.

                     d.    All costs of insurance as more particularly described

hereinafter under Paragraph 6.

                     e.    All costs of maintenance, replacement, and repair of

any and all elements of the Improvements and Premises.

                     f.    Any and all fees for management of the Premises and

the Improvements.

                     g.    Any and all fines which may become due by reason of

any failure of Tenant to comply with any of the covenants of this Lease.

                     h.    Any and all damages, costs, and expenses Landlord may

suffer or incur by reason of any default of Tenant or failure on its part to comply with the covenants of this Lease.

                     i.    Any and all damages to the Premises caused by any act

or neglect of Tenant.

                     The parties intend this Lease to be a "net lease" pursuant to which the rent payable shall be absolutely net return to Landlord for the term of the Lease, undiminished by taxes with respect to the Premises, or any carrying charges, maintenance charges, or any other charges or loss of any kind or nature; and Landlord shall not be required to perform any services or furnish any utilities of any kind or nature.

                     Tenant covenants and agrees, without demand, to pay the

minimum and additional rental and all other charges herein reserved as rent on the days and times and at the places that the same are made payable, without fail. If Landlord shall at any time or times accept said rent or other charges after the same shall have become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights. Tenant agrees that any charge or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charge or taxes, expenses or costs herein agreed to be paid by Tenant may be processed for and recovered by Landlord by distraint or other process in the same manner as rent due and in arrears.

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       5.            PAYMENT OF ALL TAXES

                     With respect to the Premises and Improvements, prior to the time when interest or penalties commence to accrue thereon, Tenant shall pay all taxes, sewer and water rents, easements, and other charges, including charges in lieu of taxes and all taxes and other claims owing the Commonwealth of Pennsylvania or any other governmental authority, and all taxes, charges, and claims owing to the United States of America and will produce to Landlord receipts of all such payments promptly after payment.

                     If at any time during the term of this Lease, under the

laws of the Commonwealth of Pennsylvania or any political subdivision thereof, a tax or excise on rents or other tax, however described, is levied or assessed by the Commonwealth or political subdivision against Landlord or the basic rent expressly reserved hereunder, Tenant covenants to pay and discharge such tax or excise on rents or other tax but only to the extent or the amount thereof which is lawfully assessed or imposed as a direct result of Landlord's ownership of the Premises, or of this Lease or of the rentals accruing under this Lease. Nothing in this Lease contained shall require Tenant to pay any income, excess profits, or revenue tax or any other tax, assessment, charge or levy upon the rent payable by Tenant under this Lease except to the extent hereinabove provided, or any franchise, estate, inheritance, succession, capital levy, or transfer tax of Landlord.

                     Tenant shall have the right to contest the amount or

validity of any imposition upon the Premises, the Improvements, or the ownership or operation thereof, provided that it does so at its own risk and cost. Landlord agrees to allow Tenant to use its name where necessary in such proceedings.

       6.            INSURANCE

                     A.    Casualty Insurance

                           Tenant shall keep the Premises, Improvements, and all

building equipment insured for the benefit of Landlord and any mortgagees designated by Landlord, as their interests may appear, against "all risks", upon terms and in companies satisfactory to Landlord and said mortgagees, at all times and in amounts required by any mortgagee and not less than the full sound replacement value of the Improvements and deliver all such policies of insurance to Landlord, each of such policies to contain non-contributory mortgagee clauses reasonably satisfactory to mortgagee.

                           The casualty insurance obtained hereunder must

provide for thirty (30) days' prior written notice of cancellation or material change in coverage, with copies to Landlord and Landlord's mortgagee.

                     B.    LIABILITY INSURANCE

                           Tenant shall maintain public liability insurance

against claims for personal injury or death or for damage to property suffered by others occurring upon, in or about, any of the Premises and/or Improvements in amounts which from time to time shall be reasonably agreed to by Landlord and Tenant. At the commencement of this Lease, such amounts shall be not less than Five Million Dollars ($5,000,000) in respect of bodily injury or death to any one (1) person and not less than Fifteen Million Dollars ($15,000,000) in respect of bodily injury or death to any number of persons in any one (1) accident or occurrence. All such policies shall name Landlord as co-insured and a copy of all current insurance policies shall be furnished to Landlord.

                     C.    SELF INSURANCE

                           To the extent that the Tenant has maintained a net

worth determined from time to time in accordance with generally accepted accounting principles for its prior full two-year fiscal period, of not less than One Hundred Million Dollars ($100,000,000) in Constant Dollars (as defined below), and Tenant supplies Landlord with evidence reasonably satisfactory to Landlord of such net worth, the Tenant shall be entitled to self-insure as to any risk required by this Lease for Tenant to be insured against.

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                           As used herein "Constant Dollars" means the present

value of the dollars to which such phrase refers. Constant Dollars shall be determined by multiplying the dollar amount to be adjusted by a fraction, the numerator of which is the Current Index Number (as defined below) and the denominator of which is the Base Index Number (as defined below). The "Base Index Number" shall be the level of the Index (as defined below) for the month of October 1995; the "Current Index Number" shall be the level of the Index for the month of October of the year preceding the year during which the calculation of the adjustment in Constant Dollars is to be effective; the "Index" shall be the Consumer Price Index for all Urban Consumers, U.S. City Average, All Items, as published by the United States Department of Commerce (Base Year 1982-84 =
100), or any successor index thereto as hereinafter provided. If publication of the Index is discontinued, or if the basis of calculating the Index is materially changed, then the Landlord and the Tenant shall substitute for the Index comparable statistics as computed by an agency of the United States government or, if no such statistics are computed, by a substantial responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the Index.

                           Notwithstanding the foregoing, in the event any

institutional mortgagee holding a mortgage on the Premises will not permit Tenant to self insure then Tenant agrees to maintain the insurance provided for in Subparagraphs 6A and 6B above, which may so long as Tenant meets the net worth requirement for self insurance contain a deductible of $500,000 in Constant Dollars, Landlord agrees to use its commercially reasonable efforts to persuade any institutional mortgagee to permit Tenant to self insure.

       7.            STRUCTURAL ALTERATIONS

                     Tenant shall have the absolute right to make nonstructural alterations to the Premises, without the necessity of obtaining Landlord's approval, which do not affect the structure or materially affect the mechanical systems of the Improvements. Should Tenant desire to make any structural alterations or material alterations to the mechanical systems for the Improvements (collectively, "Material Alterations"), then Tenant agrees to submit all plans and specifications for the same to Landlord for Landlord's written approval (which approval Landlord agrees not to unreasonably withhold, delay or condition) before beginning such work. All alterations (whether Material Alterations or not) shall be made at Tenant's expense and by contractors reasonably acceptable to Landlord. Upon Tenant's receipt of Landlord's written approval of any Material Alterations, or Landlord's failure, within thirty (30) days after Tenant's submission of plans and specifications, to give such approval or to disapprove in a written notice to Tenant specifying the reasons, which failure shall be deemed approval, Tenant may proceed with the construction of the approved Material Alterations, but only so long as they are in substantial compliance with the approved plans and specifications and with the provisions of this Paragraph 7. All such approved Material Alterations done by, or for, Tenant shall (a) not materially adversely affect the structure or safety of the Improvements, (b) comply with all applicable building, safety, fire, plumbing, electrical and other codes and applicable governmental and insurance requirements, and (c) be completed promptly and in a good and workmanlike manner.

       8.            RESTORATION AFTER CASUALTY

                     In the event of damage or destruction of the Improvements

on the Premises or any part thereof, Tenant shall promptly restore same at its cost including utilization of insurance proceeds, which proceeds shall be in trust with Landlord and Tenant until proper completion, subject to any prior rights of any mortgagee of the Premises and/or the Improvements. Rent shall not abate during any period of untenantability.

       9.            ASSIGNMENT AND SUBLETTING

                     A.    Affiliates.  Tenant may, from time to time and at any

time, without the need for the consent of Landlord, assign this Lease or sublet all or any part of the Premises to a parent of, affiliate of or an entity that controls or is controlled by Tenant (an "Affiliate"). Tenant agrees to give written notice to Landlord of any such assignment of this Lease to an Affiliate of Tenant or of any subletting of all or any part of the Premises to an Affiliate of Tenant within ten (10) days after such assignment or subletting. No assignment or subletting permitted under this Paragraph 9 shall (i) materially adversely affect Landlord's rights under any guaranty of Tenant's obligations under this Lease or (ii) relieve Tenant of any of Tenant's obligations under this

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Lease, and, Tenant shall remain fully liable for the faithful performance of all covenants, terms and conditions hereof on the Tenant's part to be performed.

                     B.    Merger, Consolidation or Acquisition.  Tenant may,

from time to time and at any time, without the need for the consent of Landlord, assign this Lease to another entity in connection with the merger or consolidation of Tenant and such other entity or to the purchaser or transferee of all or substantially all of the business and assets of Tenant, provided that
(i) the successor entity, purchaser or transferee shall, as a result of such merger, consolidation or acquisition, be legally bound to pay the Rent, and all other rentals and charges hereunder, and to observe and perform all of the other terms, covenants and provisions of this Lease on the part of Tenant to be observed or performed, and (ii) the net worth and proforma revenues (as reasonably estimated) of such successor entity, purchaser or transferee as of the effective date of assignment shall be no less than that of Tenant during the one-year period immediately preceding the effective date of assignment hereunder. No such assignment permitted under this Paragraph 9 shall relieve Tenant of any of Tenant's obligations under this Lease, and Tenant shall remain fully liable for the faithful performance of all covenants, terms and conditions hereof on the Tenant's part to be performed. Tenant agrees to give written notice to Landlord of any such assignment permitted under this Paragraph 9 within ten (10) days after such assignment.

                     C.    Other Assignments or Subleasing.

                           a.       Except for assignments or subleasing

expressly permitted pursuant to Subparagraphs 9A and B above, Tenant shall not have the right to assign this Lease or to sublet all or any portion of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Should Tenant desire to assign this Lease or any right or interest herein or sublet the Premises or any part thereof and such assignment or sublease requires Landlord's prior written consent hereunder, Tenant shall given Landlord written notice of such desire, which notice shall contain (1) the name and address of the proposed subtenant or assignee and its form of organization, (2) the nature of the proposed subtenant's or assignee's business to be conducted in the Premises, (3) the material terms and conditions of the proposed sublease or assignment (including, without limitation, the location of the space proposed to be sublet and the approximate Net Rentable Area thereof and the proposed commencement date of the proposed sublease or assignment), and (4) in the case of a proposed assignment,financial statements for the three (3) most recently completed fiscal years of the proposed assignee and such other financial information as Landlord shall reasonably request (or if the proposed assignee has not been extant for at least three (3) years, such financial statements as are available), together with a request that Landlord approve such assignment or sublease (which request shall contain a statement that in the event the proposed sublease or assignment is not approved or disapproved by Landlord in writing to Tenant within fifteen
(15) business days following receipt of such written request, the proposed sublease or assignment shall be deemed approved. Landlord shall have a period of fifteen (15) business days following receipt of such written notice within which to notify Tenant in writing that Landlord elects either (A) to deny Tenant the right to consummate such sublease or assignment or (B) to permit Tenant to assign this Lease or sublet such space.

                     D.    Upon execution of any sublease or assignment approved

by Landlord under this Paragraph 9, a fully-executed counterpart of the sublease or assignment shall be promptly delivered to Landlord by Tenant. In addition, in the case of any sublease approved by Landlord under this Paragraph 9, Tenant shall deliver to Landlord copies of any financial statements or other financial information relating to the subtenant which are obtained by Tenant.

       10.           LEASEHOLD MORTGAGE

                     A.    Tenant is hereby given the right by Landlord in

addition to any other rights herein granted, without Landlord's consent, to mortgage its entire interest in this Lease (such mortgage, a "Leasehold Mortgage") and to assign this Lease, as collateral security for such Leasehold Mortgages, upon the condition that (a) all rights acquired under such Leasehold Mortgages shall be subject and subordinate to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights and interests of Landlord herein, none of which covenants, conditions or restrictions is or shall be waived by Landlord by reason of the right given pursuant to this Paragraph 10 to mortgage such interest, (b) all rights acquired under such Leasehold

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Mortgages shall be subject and subordinate to each and all of the covenants, conditions and restrictions set forth in this Lease and to all rights of Tenant herein, and (c) the maturity date of any indebtedness secured by any Leasehold Mortgage shall not be later than the then-expiration date of the Lease Term, and in the event of the sooner termination of this Lease, Tenant shall, as a covenant surviving the expiration or terminations hereof, cause to be released the liens of all Leasehold Mortgages. Landlord agrees that so long as any Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the holder thereof to Landlord, the following provisions shall apply:

                     B.    There shall be no cancellation, surrender or

modification of this Lease by joint action of Landlord and Tenant without the prior consent in writing of a holder who has given Landlord notice of the existence of such Leasehold Mortgage (a "Leasehold Mortgagee"). This Subparagraph shall not apply to any action taken by either Landlord or Tenant to enforce its rights hereunder pursuant to any other provisions of this Lease.

                     C.    Landlord shall, upon serving Tenant with any notice

of default, simultaneously serve a copy of such notice upon the Leasehold Mortgagee at the address last supplied by such Leasehold Mortgagee to Landlord, and as the Tenant thereupon the Leasehold Mortgagee shall have the same period to remedy or cause to be remedied the defaults complained of. Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Tenant.

                     D.    Landlord agrees that in the event of termination of

this Lease by reason of any default by Tenant, Landlord will enter into a new lease of the Premises with the Leasehold Mortgagee or its nominee, for the remainder of the Lease term, effective as of the date of such termination, at the rent and upon the terms, provisions, covenants and agreements as herein contained and subject only to the same conditions of title as this Lease is subject on the date of the execution of the new lease, except any conditions of title occurring after the date of this Lease which are in violation of the terms of this Lease, provided:

                           (i)      The Leasehold Mortgagee or its nominee shall

make written request upon Landlord for such new lease within fifteen (15) days after the date of notice of such termination and such written request is accompanied by payment to Landlord of the Rent then due or past due to Landlord under this Lease;

                           (ii)     The Leasehold Mortgagee or its nominee shall

pay to Landlord, at the time of the execution and delivery of the new lease, any and all sums which would, at the time of the execution and delivery thereof, be due pursuant to this Lease but for such termination;

                           (iii)  The Leasehold Mortgagee or its nominee shall

perform and observe all covenants herein contained on Tenant's part to be performed and, to the extent such defaults are susceptible of being cured by such Leasehold Mortgagee or nominee, shall further remedy any other defaults which Tenant under the terminated lease was obligated to perform under the terms of this Lease;

                           (iv)     The new lease shall be expressly made

subject to the rights, if any, of Tenant and anyone claiming by, through or under Tenant, under the terminated lease;

                     E.    (i) Any Leasehold Mortgagee or its subsidiary

acquiring the leasehold estate of Tenant pursuant to foreclosure, assignment in lieu of foreclosure and only such Leasehold Mortgagee or its subsidiary may, upon acquiring the leasehold estate, sell and assign the leasehold estate on such terms and to such persons and organizations as are acceptable to such Leasehold Mortgagee or its subsidiary (the "Assignee") and thereafter shall be relieved of all future obligations under this Lease, (ii) any other person or entity except for the Leasehold Mortgagee or its subsidiary (herein "Other Person") may acquire the leasehold estate pursuant to foreclosure or assignment in lieu of foreclosure, provided that in either case (x) Landlord has approved such Assignee or Other Person pursuant to the provisions of Paragraph 9C hereof (Landlord shall approve or disapprove of any proposed Assignee or Other Person within 5 business days after receipt of notice thereof) and (y) such Assignee or Other Person delivers to Landlord its written agreement to be bound by all of the provisions of this Lease (other than for those terms, covenants and conditions which are specifically, pursuant to express provisions of this Lease, not required to be observed or performed by such Assignee or Other Person).

                     F.    Cure of Defaults.  Nothing herein contained shall

require the Leasehold Mortgagee or its nominee to cure any default of Tenant under this Lease nor shall any Leasehold mortgagee be personally liable therefor except where such Leasehold Mortgagee is a Mortgagee in possession or has acquired title to the Premises from Tenant.

       11.           TENANT INDEMNIFICATION

                     Tenant hereby agrees to indemnify and save harmless

Landlord from and against any and all claims asserted by any other person arising from the conduct or management of or any work done in or about the Premises and/or the Improvements.

       12.           AFFIRMATIVE OBLIGATIONS OF TENANT

                     Tenant covenants and agrees to:

                     a.    Comply with any and all requirements of the public

authorities and with the terms of any state or Federal statute or local ordination or regulation applicable to the Premises, the Improvements, and/or Tenant, and hold Landlord harmless from penalties, fines, costs, or damages from Tenant's failure to do so.

                     b.    Use every reasonable precaution against fire.

                     c.    Forcibly deliver up and surrender possession of the

Premises and Improvements upon expiration or sooner termination of this Lease.

                     d.    Give Landlord and Landlord's mortgagee prompt notice

of any accident, fire, or damage occurring to the Premises and/or Improvements.

       13.           LANDLORD'S RIGHTS

                     Tenant covenants and agrees that Landlord shall have the

right to do the following things and matters in and above the Premises:

                     a.    At all reasonable times, by itself or its duly

authorized agents, to go upon and inspect the Premises and Improvements and/or at its option to make repairs, alterations, and additions to the Premises and/or Improvements.

                     b.    At any time or times and from time to time to make

such rules and regulations as in its judgment may from time to time be necessary for the safety, care, and cleanliness of the Premises and Improvements, and for the preservation of good order therein. Such rules and regulations shall, when notice thereof is given to Tenant, form a part of this Lease.

       14.           TENANT RESPONSIBILITIES

                     a.    Tenant agrees to be responsible for and to relieve

and hereby relieves Landlord from all liability by reason of any injury or damage to any person or property in the Premises and Improvements, whether belonging to the Tenant or any other person, caused by any firm, breakage, or leakage in any part or portion of the Premises and Improvements, or from water, rain, or snow that may leak into, issue or flow from any part of the Premises and Improvements, or from the drawings, pipes, or plumbing work or from any place or quarter, whether such breakage, leakage, injury or damage is caused by or results from the negligence of Landlord or its servants or agents or any persons whatsoever.

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                     b.    Tenant also agrees to be responsible for and to

relieve and hereby relieves Landlord from all liability by reason of any damage or injury to any person or thing which may arise from or be due to the use, misuse or abuse of all or any of the elevators, hatches, openings, stairways, hallways, of any kind whatsoever, which may exist or hereafter be erected or constructed on the said Premises and Improvements, or from any kind of injury which may arise from any other cause whatsoever on the said Premises and Improvements, whether such damage, injury, use, misuse or abuse be caused by or result from the negligence of Landlord, its servants or agents or any other person or persons whatsoever.

       15.           WAIVER OF CUSTOM

                     It is hereby covenanted and agreed, any law, usage, or

custom to the contrary notwithstanding, that Landlord shall have the right at all times to enforce the covenants and provisions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Landlord in refraining from so doing at any time or times; and further, that the failure of Landlord at any time or times to enforce its rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having in any way or manner modified same.

       16.           DEFAULT AND REMEDIES OF LANDLORD

                     A.    "Event of Default" Defined.  Any one or more of the

following events shall constitute an Event of Default under this Lease:

                     If Tenant:

                     a.    Does not pay in full when due any and all

installments of rent and/or any other charge or payment herein reserved, included, or agreed to be traded or collected as rent and/or any other charge, expense, or cost herein agreed to be paid by Tenant (as to the first two such defaults in any twelve month period within ten (10) days after the giving of notice thereof by Landlord); or

                     b.    Violates or fails to perform or otherwise breaks any

covenant or agreement herein contained (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord, unless such default is (i) an emergency in which event Tenant shall immediately undertake the curing of such default or
(ii) is of such a nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant commences the curing of the default within such thirty (30) day period and thereafter diligently prosecutes the curing of same; or

                     c.    Vacates the premises or removes or attempts to remove

or manifests an intention to reserve any goods or property therefrom otherwise than in the ordinary and usual course of business without having first paid and satisfied Landlord in full for all rent and other charges then due or that may thereafter become due until the expiration of the then current term, above mentioned; or

                     d.    Becomes insolvent or makes an assignment for the

benefit of creditors, or if a petition in bankruptcy is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for Tenant is filed, or if proceedings for reorganization or for composition with creditors under any State or Federal law be instituted by or against Tenant, or if the real or personal property of Tenant shall be sold or levied by any Sheriff, Marshal or Constable;

                     B.    Remedies.  Upon the occurrence and continuance of an

Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below) may do any one or more of the following:

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                           (i)      Landlord may perform, on behalf and at the

expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform, the cost of which performance by Landlord shall be deemed additional rent and shall be payable by Tenant to Landlord upon demand.

                           (ii)     Landlord may elect to terminate this Lease

and the tenancy created hereby by giving notice of such election to Tenant, and may reenter the Premises, by summary proceedings or otherwise, and may remove Tenant and all other persons and property from the Premises, and may either sell at auction after reasonable notice to Tenant or store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

                           (iii)  Landlord may enter into and take possession of

the Premises without termination of this Lease and relet the premises or any part thereof, for the account of Tenant, to any person, firm or corporation for such rent, for such time and upon such terms as Landlord may reasonably determine.

                     C.    Damages.  If this Lease is terminated by Landlord

pursuant to Subparagraph 16B(ii) above or if Landlord takes possession thereof pursuant to Subparagraph 16B(iii) above then Tenant nevertheless shall remain liable for any Rent and damages which may be due or sustained prior thereto as they come due, and shall pay Landlord for all reasonable costs and expenses, including, but not limited to, reasonable attorneys' fees and reasonable brokers' fees and expenses, paid or incurred by Landlord in connection with: (i) obtaining possession of the Premises; (ii) removal and storage of Tenant's or other occupant's property; (iii) care, maintenance and repair of the Premises while vacant; (iv) reletting the whole or any part of the Premises; and (v) repairing, altering, renovating, partitioning, enlarging, remodeling, or otherwise putting the Premises, either separately or as part of larger premises, into condition acceptable to, and reasonably necessary to obtain new tenants.

                     In the event this Lease is terminated pursuant to this

Section, Tenant shall further be liable to Landlord for liquidated damages to be calculated and payable as follows: the Present Value of all Rent payable by Tenant hereunder, which shall be payable when due, less the Present Value of the greater of (a) the Rent, if any, received by Landlord from others to whom the Premises may be rented on such terms and conditions and at such rentals as Landlord, in its reasonable discretion, shall deem proper or (b) the fair market rental of the Premises for the remainder of the Lease term. Present Value shall be computed by discounting such amount at a rate equal to the "Prime Rate" as announced in the Money Rates column of the Wall Street Journal plus one percent on the date of or most recent to the date of acceleration, or if such column shall no longer be published then the Prime Rate then in effect at Citibank N.A.

or any successor bank.

       17.           CUMULATIVE REMEDIES

                     All of the remedies hereinbefore given to Landlord and all rights and remedies given to him by law and equity shall be cumulative and concurrent. No termination of this Lease or the taking or recovering of the Premises shall deprive Landlord of any of his remedies or actions against Tenant for Rent due or which, under the terms hereof, would in the future become due as if there has been no termination, nor shall the bringing of any action for Rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of Rent be construed as a waiver of the right to obtain possession of the Premises.

       18.           CONDEMNATION

                     In the event that the Premises or any part thereof is taken or condemned for a public or quasi-public use, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and rent shall abate in proportion to the acreage of leased space taken or condemned or shall cease if the entire premises be so taken. In either event, Tenant waives all claims against Landlord by Tenant of the complete or partial taking of the Premises, and it is agreed that Tenant shall not be entitled to any notice whatsoever of the partial or complete termination of this Lease by reason of the aforesaid.

       19.           QUIET ENJOYMENT, SUBORDINATION AND ATTORNMENT

                     A.    Quiet Enjoyment.  So long as Tenant complies with the

terms, covenants and conditions of this Lease required on Tenant's part, Tenant shall have the peaceful and quiet use of the Premises, subject to the terms, covenants and conditions of this Lease, without interference by Landlord or anyone claiming rights in the Premises by, through or under Landlord.

                     B.    Subordination to Mortgages.  Landlord covenants that

this Lease shall have priority over any future mortgage or deed of trust, except that in the event that (i) a mortgagee or a prospective mortgagee shall request that this Lease be subject and subordinate to its mortgage; (ii) such mortgage covers or will cover the Improvements or any part thereof of which the Premises is a part; (iii) Landlord consents thereto; and (iv) Landlord obtains a Non-disturbance and Attornment Agreement from such mortgagee or prospective mortgagee, in form reasonably satisfactory to such mortgagee and Tenant, which Agreement shall provide that the occupancy of the Premises by Tenant shall not be disturbed so long as Tenant is not in default hereunder and shall contain such other terms and provisions as are reasonably required by institutional mortgagees, then this Lease and Tenant's interest herein shall be subject and subordinate to such mortgage and to all renewals, modifications, replacements, consolidations and extensions thereof and to any and all advances made thereunder and the interest thereon, and Tenant shall, within thirty (30) days of receipt of same, execute, acknowledge and deliver any and all documents and instruments subordinating this Lease and Tenant's interest herein. The word "mortgage" as used herein shall include deeds of trust and other indentures and encumbrances of similar nature.

                     C.    Attornment.  In the event of (i) a transfer of

Landlord's interest in the Premises, or (ii) the purchase of the Premises or Landlord's interest therein in a foreclosure sale or by deed in lieu of foreclosure under any mortgage or deed of trust or pursuant to a power of sale contained in any mortgage or deed of trust, then in any of such events Tenant, upon request, shall attorn to and recognize the transferee or purchaser of Landlord's interest (as the case may be) as Landlord under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct lease between such person, as "Landlord", and Tenant, as "Tenant". Tenant shall execute such agreement in confirmation of such attornment as such holder or successor shall reasonably request.

       20.           MISCELLANEOUS

                     a.    It is expressly understood and agreed by and between

the parties hereto that this Lease sets forth the promises, agreements, conditions, and understanding between Landlord and Tenant relative to the Premises, and that there are no promises, agreements, conditions, or understandings, either oral or written, between them other than as herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

                     b.    All rights and liabilities herein given to or imposed

upon the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors, and assigns of said parties. No rights, however shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as aforesaid.

                     c.    Any headings preceding the text of the several

paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction, or effect.

       21.           RIGHT OF FIRST REFUSAL

                     Tenant is hereby given a right of first refusal to purchase the Premises, subject to and in accordance with the following:

                     a.    The right of first refusal shall apply only to a

proposed sale (herein, an "Industry Sale") by Landlord of the Premises to a person (the "Grocery Person") engaged in the wholesale or retail grocery business, or to any Affiliate of such person. As used in this Paragraph, the term "Affiliate" means (i) an entity controlled by or under common control with such person, or (ii) a person related by marriage to, or a lineal descendant of, such person.

                     b.    In the event Landlord shall desire to enter into an

Industry Sale, Landlord shall first notify Tenant in writing of the material economic terms of such proposed Industry Sale, including the name of the proposed purchaser (the "Offer Notice"). Tenant shall then have a period of thirty (30) days in which to advise Landlord that it wishes to accept the offer set forth in the Offer Notice. If the Tenant does accept such offer, then closing upon the purchase and sale of the Premises shall be held at 10:00 a.m. on the sixtieth (60th) day after the date of such acceptance, at the offices of Landlord (or at any other place in Harrisburg, Pennsylvania which may be agreed upon by the Landlord and Tenant in writing).

                     c.    At closing of the sale of the Premises, pursuant to

this Paragraph, the Landlord shall convey the Premises to the Tenant upon the terms and conditions contained in the Offer Notice by a special warranty deed containing a covenant of further assurances free and clear of all mortgages and liens not caused by Tenant's acts or actions in violation of Tenant's obligations under this Lease and subject to the following:

                           (i)      except as set forth above all matters of

record affecting the Premises as of the date thereof;

                           (ii)     all real property taxes;

                           (iii)  any condemnation (provided, however, that if

such condemnation occurs between the date of the Tenant's elections to purchase the Premises and the date of closing, the Tenant shall be entitled to all awards therefor);

                           (iv)     any other instrument or matter to which

Tenant is a party or with respect to which the Tenant gives its consent in writing;

                           (v)      any matter arising from prescriptive right

or adverse possession as to the Premises;

                           (vi)     any other instruments or matters to which

the Industry Sale shall be subject provided they do not discriminate against the Tenant or materially adversely affect Tenant's use and enjoyment of the Premises.

                     d.    The Tenant shall be deemed to have declined such

offer unless within thirty (30) days after the Tenant's receipt of the Landlord's Offer Notice the Tenant gives written notice to the Landlord that the Tenant accepts the offer set forth in the Landlord's Offer Notice. If the Tenant declines or is deemed to have declined the offer set forth in the Landlord's Offer Notice, then the Landlord shall be entitled, at any time within one hundred eighty (180) days after the date of the Landlord's Offer Notice to sell or otherwise transfer the Premises to the person named in the Offer Notice at a price which is not less than ninety-seven percent (97%) of the price set forth in the Landlord's Offer Notice and upon such other essential economic terms as are not materially more favorable to the purchasing party than those set forth in the Landlord's Offer Notice but during such period the Landlord shall not be entitled to sell or otherwise transfer the Landlord's Interest for any lower price than 97% or upon any other terms materially more favorable to the purchasing party than those contained in the Landlord's Offer Notice, and after such 180-day period the Landlord shall not be entitled to transfer the Premises without again observing the procedure set forth in this paragraph.

                     e.    If the Tenant elects not to exercise its right to

purchase the Premises under this paragraph as to any one or more proposed transfers of the Premises, the Tenant agrees that upon written request by the Landlord, the Tenant shall execute an estoppel certificate acknowledging that it has elected not to exercise its right as to such proposed transfer.

       22.           REMOVAL OF FIXTURES, EQUIPMENT AND EFFECTS.

                     Landlord hereby confirms that Tenant is the owner of all

fixtures currently installed within the Premises, including but not limited to the Rapistan System. Tenant may sell, encumber or remove any such fixtures from time to time, provided, however, that Tenant shall repair all damage caused to the Premises by such removal. Tenant shall upon the expiration or termination of the Term or any renewal thereof, remove all personalty and movable equipment which it has placed upon the Premises and Tenant shall be responsible for the cost of any repairs of any damage caused by removal of such personalty and equipment. Tenant shall have the option to remove all fixtures (other than standard walls, the electrical, mechanical and plumbing systems, installed carpeting, millwork, lighting, doors and door hardware) installed by Tenant, but tenant shall be responsible for the cost of repairs of any damage caused by removal of such fixtures.

       23.           NOTICES

                     All notices and other communications authorized or required hereunder shall be in writing and shall be deemed duly served and received if
(i) sent by commercial messenger service with receipted delivery; or (ii) mailed by registered or certified mail in any post office station or letter box in the continental United States, return receipt requested, addressed as to Tenant at the address of Tenant set forth herein or such other address as Tenant shall have last designated by notice to Landlord and addressed as to Landlord to it at the address of Landlord set forth herein or such other address as Landlord shall have last designated by notice to Tenant. Such notice or communication shall be deemed to have been given when served personally with evidence of receipt or when received if mailed in the above-provided manner. Notices shall be addressed as follows:

             LANDLORD:                 C. F. LUCKNOW ASSOCIATES

                                       c/o Martin Grass
                                       30 Hunter Lane
                                       Camp Hill, Pennsylvania 17011

             And To:                   Alex Grass
                                       4025 Crooked Hill Road
                                       Harrisburg, Pennsylvania 17110

             TENANT:                   SUPER RITE FOODS, INC.
                                       Post Office Box 2201
                                       Harrisburg, Pennsylvania 17105

             And To:                   Daniel R. Schnur, Esquire
                                       Richfood, Inc.
                                       2000 Richfood Road
                                       Mechanicsville, Virginia 23111

             And To:                   Gary E. Thompson, Esquire
                                       Hunton & Williams
                                       Riverfront Plaza, East Tower
                                       951 East Byrd Street
                                       Richmond, Virginia  23219

       24.           RIGHT TO PERFORM FOR LANDLORD

                     If Landlord shall fail to perform or comply with any of its monetary obligations (which are not an obligation of Tenant under this Lease) under any mortgage or deed of trust covering the Premises and Tenant has not entered into a Nondisturbance and Attornment Agreement with the holder of such mortgage or deed of trust, then Tenant so long as it is not in default in the payment of Rent hereunder may (but shall not be obligated to) make such payment and Landlord shall promptly pay to Tenant on demand the amount of such payment, together with interest thereon at the Prime Rate plus three percent from the date Tenant made such payment to the date of payment by Landlord. To the extent Tenant is not promptly reimbursed for such monies, Tenant may offset the amount of monies due it against Rent due under this Lease.

                     IN WITNESS WHEREOF and intending to be legally bound

hereby, the parties hereto affixed their hands and seals as of the date set forth above.

                                          G. F. LUCKNOW ASSOCIATES, a

Witness:                                  Pennsylvania Limited Partnership

________________________                  By:_______________________________
                                                   Sole General Partner

Attest:                                   SUPER RITE FOODS, INC., a

                                          Delaware corporation

________________________                  By:_______________________________
(Corporate Seal)                                   Name:

                                                   Title: